Exhibit 10.1


[A seal with the Mexican coat-of-arms reading:]
"United Mexican States - Ministry of
Communications and Transportation"

Concession to install, operate and exploit a public telecommunications network that is granted by the Mexican Federal Government through the Mexican Ministry of Communications and Transportation (the "Ministry"), to Telefonia Inalambrica del Norte, S.A. de C.V. (the "Concession Holder").

                                   WITNESSETH

I. WHEREAS, on October 16, 1995, the Concession Holder filed an application with the Ministry to obtain a concession to install, operate and exploit a public telecommunications network, pursuant to the provisions of article 24 of the Mexican Federal Telecommunications Law, and on February 18, 1996 it submitted all supplementary information requested by the Ministry.

II. WHEREAS, the Ministry analyzed all documents related to the application filed by the Concession Holder, and resolved that the application satisfied all requirements of the Mexican Federal Telecommunications Law and all other applicable regulations. Therefore, pursuant to the provisions of articles 36(III) of the Mexican Organic Law of the Federal Public Administration; 11(II), 12, 24, 25, 26 and all other related articles of the Mexican Federal Telecommunications Law, the Ministry hereby grants the Concession Holder this concession to install, operate and exploit a public telecommunications network, subject to the following:

                                   CONDITIONS

                                  First Chapter
                               General Provisions

1. Definitions and Scope of the Concession.

1.1 Definitions. In addition to all terms defined in the Mexican Federal Telecommunications Law, when used in this Certificate the following terms shall have the following meanings:

     1.1.1 Concession, shall mean the concession that is granted under this Certificate for the installation, operation and exploitation of a public telecommunications network;

     1.1.2 Law, shall mean the Mexican Federal Telecommunications Law; and

     1.1.3 Network, shall mean the public telecommunications network that is the subject matter of this Concession.

1.2 Services. The Concession Holder agrees to install, operate and exploit the Network and provide all services described in the exhibit(s) to this Certificate in accordance with all terms and conditions set forth therein.

The Concession Holder may provide services additional to those covered by the exhibit(s) to this Certificate, subject to the prior approval of the Ministry. To this end, the Concession Holder shall file an application that is satisfactory for the

Ministry and meets all requirements of article 24 of the Law and all other applicable provisions, without prejudice of the fact that, in case any concession for frequency bands of the radioelectric spectrum is required, such concession shall be granted through the public bidding process contemplated by article 14 and all other applicable articles of the Law.

The approval mentioned in the immediately preceding paragraph shall be granted only if the Concession Holder is in compliance with all of its obligations related to this Concession.

According to article 33 of the Law, the Concession Holder may provide added-value services, subject only to the prior registration of the services with the Ministry.

1.3 Modification of the Coverage. The Concession Holder will be able to extend or reduce the geographic coverage of the Network, subject to the prior approval of the Ministry.

The Ministry shall approve or disapprove the Concession Holder's application for extension or reduction of the coverage within one hundred and twenty (120) calendar days following receipt of the application, provided that the Concession Holder is fully complying with all of its obligations related to this Concession.

1.4 Effective Term. The term of this Concession shall be of thirty (30) years from the date this Certificate is signed. The term of this Concession may be extended, pursuant to the provisions of article 27 of the Law.

1.5 Applicable Laws. The Network and the services subject matter of this Concession shall be installed, operated and exploited and provided, respectively, pursuant to the provisions of the Law, the General Law on Means of Communication and Transportation of Mexico and any treaties, laws, regulations, decrees, Mexican official standards, rulings, circular letters and all other administrative provisions that may be introduced by the Ministry, and pursuant to all conditions set forth herein.

The Concession Holder agrees that in case of derogation or amendment of or additions to the laws or administrative provisions referred to in the first paragraph of this clause 1.5 to which this Concession is subject, the Concession Holder shall be subject to all successor laws and administrative provisions, from the effective date thereof.

1.6 Other Concessions. This Concession does not grant any exclusivity rights to the Concession Holder, but the Ministry may, within the same geographic area, grant other concessions to third parties for the installation, operation and exploitation of one or more public telecommunication networks, for provision of services identical or similar to the services covered by this Concession.

1.7 Assignment of Rights. The Concession Holder may assign all or any of its rights and obligations related to the Concession, pursuant to the provisions of article 35 of the Law.

1.8 Provision of Services through Affiliates or Subsidiaries. The Concession Holder may, subject to the prior approval of the Ministry, provide any services covered by this Concession through any affiliate or subsidiary, provided that the Concession Holder shall always be responsible to the Ministry for the performance of all obligations related to the Concession.

1.9 Powers of Attorney. The Concession Holder in no event shall grant any irrevocable general power of attorney for acts of administration or acts of ownership that is intended to empower or entitle the attorney-in-fact or grantee to exercise any right or perform any obligation under this Concession.

1.10 Liens. In case any lien is created on the Concession or on any rights hereunder by the Concession Holder, the lien shall be recorded as required by article 64 of the Law, within thirty (30) calendar days following the date of creation of the lien.

The instrument under which the created lien was documented shall expressly provide that the creditor in no event shall acquire the capacity of concession holder in case of foreclosure of the lien.

The Concession may only be assigned to a creditor or a third party if the assignment of all rights arising therefrom is approved by the Ministry, pursuant to the provisions of article 35 of the Law, or if a concession is granted pursuant to the provisions of article 24 of the Law, provided that in this latter event no frequency bands of the radioelectric spectrum shall be included in the concession.

1.11 Nationality. The Concession Holder shall, with respect to this Concession, not have any rights other than the rights available at Mexican nationals under the Mexican laws. Consequently, the Concession Holder and its non-Mexican shareholders or members, if any, agree not to request or accept the diplomatic involvement of any foreign government, under the penalty, in case of breaching this provision, of forfeiting to the Mexican government all property and rights that the shareholders or members may have acquired for the installation, operation and exploitation of the Network.

1.12 Neutral Investment. Pursuant to the provisions of the Fifth Title of the Mexican Foreign Investment Law, neutral investment shall not be taken into consideration to determine the percentage of the interest held by foreign investors in the Concession Holder's capital stock.

1.13 Companies where a Foreign Government Holds an Interest in their Capital Stock. Any interest held by a company where a foreign government may have an interest in its capital stock shall not be considered as an interest held by a foreign government or State, provided the company is not considered as a government authority by the internal laws of its country of origin and has legal capacity and assets of its own.

1.14 Subscription and Transfer of Shares of Stock. The Concession Holder shall provide to the Ministry, no later than April 30 of each year, a list showing the names of the 10 main shareholders of the Concession Holder and the percentages represented by their respective interests in the Concession Holder's capital stock, attaching thereto all information that may be required by the Ministry.

In case of any attempt to subscribe or transfer shares of stock or partnership interests, either in one transaction or a series of related transactions, that represents 10% or more of the Concession Holder's capital stock, the procedure below shall be followed:

     1.14.1 The Concession Holder shall give the Ministry notice of the intention of any parties interested in subscribing or transferring shares of stock or partnership interests of the Concession Holder's capital stock, attaching thereto information on the potential buyers of the shares of stock or partnership interests;

     1.14.2 The Ministry shall be entitled to disapprove the transaction in question within ninety (90) calendar days following receipt of the notice, by giving written notice of its disapproval and providing all reasons therefor; and

     1.14.3 If not disapproved by the Ministry upon expiration of the above-mentioned 90-day term, the transaction shall be deemed approved.

Only those transactions that shall have not been disapproved by the Ministry shall be recorded in the stock transfer book of the Concession Holder, regardless of any other approvals that must be obtained from other government authorities pursuant to the applicable legal provisions. The notice referred to in clause 1.14.1 above shall not be required when the subscription or transfer involves shares of stock or partnership interests representing neutral investment pursuant to the terms of the Mexican Foreign Investment Law, or when a capital increase is subscribed by the same shareholders, provided that in this latter event each shareholder maintains the same percentage of interest in the corporation's capital stock.

If the party interested in subscribing or acquiring the shares of stock or partnership interests is a corporation, then the notice referred to in clause
1.14.1 above shall include all information needed for the Ministry to know the identity of all individuals having an interest above 10% in the corporation's capital stock.

This condition shall be included in the bylaws of the Concession Holder and in all share certificates issued by it.

1.17 Training and Technological Development. The Concession Holder shall develop training programs for its employees.

Further, the Concession Holder shall also conduct research and development activities in Mexico in coordination, at its sole discretion, with the Mexican Communications Institute (Instituto Mexicano de Comunicaciones) and any other technological research and development institutions.

1.16 Designation of Person Responsible for Technical Issues. The Concession Holder shall designate a person who shall be responsible to the Ministry for the technical operation of the Network. Said person shall have all powers of administration that may be needed to assume obligations to the Ministry on behalf of the Concession Holder with respect to the technical operation of the Network.

                                 Second Chapter
                      Provisions Applicable to the Services

2.1 Quality of the Services. The Concession Holder shall provide all services covered by this Concession in an efficient and uninterrupted fashion, according to the applicable laws and all technical characteristics set forth in this Certificate and all exhibits hereto.

Further, the Concession Holder shall instrument all mechanisms that may be needed to repair the Network or any service failure within eight (8) business hours following receipt of the failure report.

The Concession Holder shall ensure that all services covered by this Concession be provided under the best pricing, diversity and quality conditions to the benefit of all users, so as to promote the efficient development of telecommunications. To this end, the Concession Holder shall submit to the Ministry, within one hundred and twenty (120) calendar days following the date this Concession is signed, the minimum quality standards for the services, regardless of the Ministry's right to issue general application rules to that effect.

2.2 Interruption of the Services. If the provision of any service is interrupted for more than seventy two (72) consecutive hours following the time set forth in the pertinent report, the Concession Holder shall credit to the users that portion of the rate corresponding to the duration of the interruption.

2.3 Service and Repair Calls. The Concession Holder shall instrument a system to receive service and repair calls.

The Concession Holder shall prepare a monthly report on the occurrence of failures per type of failure, all corrective actions adopted and all credits made to the users, and shall make such report available to the Ministry.

The Ministry may make the above information available to the public, jointly with information from any other concessionaires that provide similar services in Mexico or in the same region.

2.4 Measurement and Quality Control Equipment. The Concession Holder shall take all actions needed to ensure the accuracy and reliability of all equipment used to measure the quality of and bill the services. To this end, the Concession Holder shall make calibration tests to its equipment and provide to the Ministry on a quarterly basis, upon request, the results of the tests and all documents proving that the pertinent adjustments, if any, have been made.

Further, the Concession Holder shall keep all records for the measurement equipment as may be determined by the Ministry.

2.5 Trade Practices Code. The Concession Holder shall, pursuant to any general application rules that may be issued by the Ministry therefor, develop a trade practices code to clearly and briefly describe therein all services to be provided by it and the method to be used for application of the pertinent rates. The Concession Holder shall, after development of the code, make an excerpt of the code available to the public at its commercial offices and, upon request by the Ministry, publish the excerpt in one of the newspapers having wide circulation throughout Mexico.

2.6 Emergency Services. The Concession Holder shall, within six (6) months following issuance of this Certificate, make available to the Ministry an action plan to prevent service failures and to provide emergency services in case of occurrence of an act of God or force majeure.

In case of occurrence of an emergency situation within the area served by the Concession Holder, the Concession Holder shall provide, free of charge, all basic services ordered by the Ministry, only for the period of time and to the extent required by the emergency situation.

The Concession Holder shall inform the Ministry of any event that may have a general and material impact on the operation of the Network.

                                  Third Chapter
                                      Rates

3.1 Improper Charging of Rates. Should the Concession Holder charge its users any rates other than its registered rates or the rates, if any, established pursuant to the provisions of articles 61 and 63 of the Law, then the Concession Holder shall reimburse its users the amount charged in excess of the registered or established rates.

The above reimbursement will be made without prejudice of any penalties that may be imposed on the Concession Holder pursuant to the Law and all other applicable provisions.

3.2 No Crossed Subsidies. The Ministry shall be entitled to ensure at any time that the registered rates do not constitute crossed subsidies pursuant to the provisions of article 62 of the Law, for which purpose the Concession Holder shall provide all pertinent information within sixty (60) calendar days following the date of receipt of the Ministry's request.

3.3 Billing. All billing systems of the Concession Holder are subject to the approval of the Ministry before their instrumentation.

                                 Fourth Chapter
                          Confirmation and Information

4.1 Without prejudice of the Ministry's power to request the Concession Holder to provide any other information, pursuant to the terms of article 68 of the Law, the Concession Holder shall provide the following to the Ministry within one hundred and fifty (150) calendar days following the closing of each fiscal year of the Concession Holder:

     4.1.1 Audited financial statements of the Concession Holder's company, itemized per service and, if pertinent, per geographic area;

     4.1.2 A description of the main fixed assets of the Concession Holder that form the Network, in the formats established by the Ministry therefor; and

     4.1.3 A report on all actions taken with respect to the training programs for the Concession Holder's employees, and on all research and development activities conducted in Mexico, as set forth in clause 1.15 of this Concession.

4.2 The Concession Holder shall submit quarterly reports to the Ministry on the progress of the expansion program for the Network.

4.3 The Concession Holder shall make available to the Ministry, statistical information on traffic, routing, occupation, performance and other operating parameters of the Network, in accordance with the general provisions that may be issued by the Ministry therefor.

                                  Fifth Chapter
                                Performance Bond

5. The Concession Holder shall, to the satisfaction of the Ministry and within thirty (30) calendar days following the date of signature of this Concession, place with an authorized institution a bond in the amount of five million and 00/100 ($5,000,000.00) pesos, Mexican currency, in favor of the Federal Treasury Office, which bond shall: a) be collected in case of revocation of the Concession, and b) guarantee the payment of any monetary sanctions that may be imposed by the Ministry. The bond shall be in effect at all times during the term of the Concession.

The amount of the bond shall be increased on a yearly basis, according to the same rate of increase than the National Consumer Price Index or successor index.

The policy bond shall contain a statement expressly stipulating that the bonding institution accepts the provisions of articles 95 and 118 of the Federal Bonding Institutions Law of Mexico and waives all benefits of order and discussion.

                                  Sixth Chapter
                                Competent Courts

6. Competent Courts. For resolution of any matter related to the interpretation and enforcement of this Concession Certificate, other than any issue reserved for resolution by the Ministry under an administrative resolution, the Concession Holder agrees to submit to the jurisdiction of the federal courts of Mexico City, Mexico, waiving any other jurisdiction that might correspond to it by reason of its present or future domicile.

                       Mexico City, Mexico, June 17, 1996.

                THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION


                                  By: [signed]
                              CARLOS RUIZ SACRISTAN
                                    MINISTER



                  TELEFONIA INALAMBRICA DEL NORTE, S.A. DE C.V.


                                  By: [signed]
                               TOMAS MILMO SANTOS

[A seal with the Mexican coat-of-arms reading:]
"United Mexican States - Ministry of
Communications and Transportation"

Exhibit A to the Concession to install, operate and exploit a public telecommunications network that was granted by the Mexican Federal Government through the Mexican Ministry of Communications and Transportation, to Telefonia Inalambrica del Norte, S.A. de C.V. on June 17, 1996.

A.1 Services Covered by this Exhibit. The following services are covered by this
Exhibit:

     A.1.1 The provision of any service that implies the emission, transmission or receipt of signs, signals, written material, images, voice, sounds or any other type of information through its Network.

     A.1.2 The sale or leasing of Network capacity for the emission, transmission or receipt of signs, signals, written material, images, voice, sounds or any other type of information.

     A.1.3 The marketing of capacity acquired from other concessionaires of public telecommunications networks with whom the Concession Holder may have executed the pertinent agreements.

     A.1.4 The provision of national and international public long distance basic telephone service. Pursuant to the provisions of seventh transient article of the Law, the Concession Holder shall be entitled to provide this national and international public long distance basic telephone service from August 11, 1996.

     Pursuant to the commitments on coverage of the Network that are set forth in clause A.4 below, the Concession Holder shall, as provider of long-distance public basic telephone service, be able to participate in the pre-subscription selection service of long distance operator only until January 1, 1998.

     A.1.5 The provision of local public telephone service, in which event the Concession Holder must: a) obtain, through a public bidding process and pursuant to the provisions of articles 14 and all other applicable articles of the Law, a concession to use, operate and exploit frequency bands, in which event its respective business and coverage plans must be previously approved by the Ministry and/or b) in case of switched wired urban networks, submit the pertinent application pursuant to the provisions of clause 1.3 of this Certificate, attaching thereto all pertinent business and coverage plans.

     If approved by the Ministry, the services referred to in this clause A.1.5 shall be made a part of this Certificate and be added hereto by means of an addendum.

     A.2 Services not Covered by this Exhibit. The services below are not included among the services covered by this exhibit:

     A.2.1 Except for the services set forth in clause A.1 above, all services that require a concession on frequency bands of the radioelectric spectrum for specific uses.

     A.2.2 Services that require a concession to occupy and exploit geostationary orbital positions and satellite orbits assigned to Mexico;

     A.2.3 Services that require a concession to operate an open access television or radio system; and

     A.2.4 Cable television and restricted television services.

The provision of these services shall be subject to the Concession Holder's obtaining the pertinent concession or approval.

A.3 Date for Commencement of the Exploitation of the Network. The Concession Holder shall commence the exploitation of the Network no later than December 31, 1977.

A.4 Coverage Commitments of the Network. The Concession Holder shall, with its own infrastructure, execute and maintain in operation the links listed in the table below, no later than on the dates set forth therein:

-------------------------------------------------------------------------------------------------------------
                    Link                                       Medium                        Deadline
-------------------------------------------------------------------------------------------------------------
Saltillo, Coah. - Monterrey, N.L                            Fiber optic                 December 31, 1997
-------------------------------------------------------------------------------------------------------------
Monterrey, N.L. - Nuevo Laredo, Tamps.                      Fiber optic                 December 31, 1997
-------------------------------------------------------------------------------------------------------------
Leon, Gto. - San Luis Potosi, S.L.P.                        Fiber optic                 December 31, 1998
-------------------------------------------------------------------------------------------------------------
Mexico, D.F. - Cuernavaca, Mor.                             Fiber optic                 December 31, 1998
-------------------------------------------------------------------------------------------------------------
Morelia, Mich. - Acambaro, Gto.                             Coaxial cable               December 31, 1999
-------------------------------------------------------------------------------------------------------------
Gomez Palacio, Dgo. - San Pedro, Coah.                      Coaxial cable               December 31, 1999
-------------------------------------------------------------------------------------------------------------
Tehuacan, Pue. - Orizaba, Ver.                              Coaxial cable               December 31, 1999
-------------------------------------------------------------------------------------------------------------
Tuxtla Gtz., Chis. - Ocosingo, Chis.                        Coaxial cable               December 31, 2000
-------------------------------------------------------------------------------------------------------------
Guanajuato, Gto. - Dolores Hgo., Gto.                       Coaxial cable               December 31, 2000


The Concession Holder agrees to link, with its own or leased infrastructure, the following cities no later than December 31, 2000:


-------------------------------------------------------------------------------------------------------------
Saltillo                                                    to              Gomez Palacio
-------------------------------------------------------------------------------------------------------------
ChihuaGomez Palacio [sic]                                   to              Leon
-------------------------------------------------------------------------------------------------------------
Leon                                                        to              Guanajuato
-------------------------------------------------------------------------------------------------------------
Guanajuato                                                  to              Morelia
-------------------------------------------------------------------------------------------------------------
Morelia                                                     to              Mexico, D.F.
-------------------------------------------------------------------------------------------------------------
Mexico, D.F.                                                to              Orizaba
-------------------------------------------------------------------------------------------------------------
Orizaba                                                     to              Tuxtla Gutierrez
-------------------------------------------------------------------------------------------------------------


A.5 Technical Specifications of the Network. The Concession Holder agrees that its installed Network shall satisfy, at least, the technical specifications set forth in clause 2.3.1.2 of its application for a concession, a summary of which is attached to this exhibit and made an integral part of this Concession.

A.6 Coverage of the Services. The Concession Holder may provide all services subject matter of this Concession at all sites within the area it is authorized to serve with its own infrastructure, and throughout Mexico by using capacity of other public telecommunication networks. The Concession Holder may provide services by interconnecting its Network to any foreign networks, pursuant to the provisions of article 47 of the Law.

A.7 Urban Wiring. Should the Concession Holder intend to install non-switched direct wired links in any urban areas, the Concession Holder shall file the pertinent application pursuant to the provisions of clause 1.3 of this Certificate, in which event the Ministry shall make the pertinent decision within twenty (20) calendar days following receipt of the application.

[A seal with the Mexican coat-of-arms reading:]
"United Mexican States - Ministry of
Communications and Transportation"

          SUMMARY OF TECHNICAL SPECIFICATIONS FOR THE PUBLIC INTERSTATE TELECOMMUNICATIONS NETWORK PROJECT OF TELEFONIA INALAMBRICA DEL NORTE, S.A. DE
                                      C.V.

Transmission

The transmission plan is based on high-velocity interregional rings that shall form the switching centers of each numbering region, and shall provide the national transportation and transmission carrier of the Network, and the connection to international networks.

Its communication protocol shall be under the standards of the Bellcore TR-NWT-000253 Standard, which is compatible with all recommendations of the International Telecommunication Union.

Switching

The network shall, at least, have the following:

Switching centers operating as International Traffic Exchange Port, which port shall route calling traffic from the TELINOR Long-Distance Network to international telephone networks.

Centers operating as Signal Transfer Points, either for national and/or regional switching, which characteristic shall be the routing of voice traffic through rings of the TELINOR Long-Distance Network, both for interregional and international traffic.

Signaling

The Network shall be based on signaling system No. 7 (SS7), shall have an efficient signaling structure that complies with all international standards, shall guarantee the proper operation of the TELINOR Network, and shall allow offering intelligent network advanced services to the users through its Integrated Service User Part (ISUP) signaling protocol.

The INTEGRATED SERVICE USER PART (ISUP) signaling protocol of the SS7 signaling system, shall be handled in the whole TELINOR Network.

As regards interconnection with other operators, the instrumentation of signaling system No. 7 shall also be requested, along with the use of the ISUP protocol.

Also, there may be interconnection at the border by following the signaling by registration method (R2), at those points where, initially, signaling No. 7 CANNOT be delivered by the other operator.

Synchronization

The synchronization system to be used by TELINOR for transmission, switching and SS7 facilities shall achieve or exceed the performance objectives for digital networks of one SLIP or less than five hours, as provided by BELLCORE (TA-NPL-000438).

The TELINOR network shall require point-to-point clock synchronization for its proper operation. This will require that all clocks used in any equipment within the network shall be controlled by a single master clock reference source.

                                                         SPANISH TO EXHIBIT 10.1

[COMPANY'S LOGO]

   SECRETARIA  DE
   COMUNICACIONES
         Y
    TRANSPORTES




Concesion para instalar, operar y explotar una red publica de telecomunicaciones, que otorga el Gobierno Federal por conducto de la Secretaria de Comunicaciones y Transportes, en lo sucesivo la Secretaria, en favor de Telefonia Inalambrica del Norte, S.A. de C.V. nen lo sucesivo el Concesionario, al tenor de los siguientes antecedents y condiciones

                                  ANTECEDENTES

I. El Concesionario presento solicitud ante la Secretaria con fecha 16 de octubre de 1995, para obtener concesion para instalar, operar y explotar una red publica de telecomunicaciones, de conformidad con lo establecido por el articulo 24 de la Ley Federal de Telecomunicaciones, y presento informacion complementaria a peticion de la Secretaria con fecha 18 de febrero de 1996.

II. La Secretaria, una vez analizada y evaluada la documentacion correspondiente a la solicitud del Concesionario, resolvio que la misma cumplio, a satisfaccion, con los requisitos exigidos por la Ley mencionada y las demas disposiciones aplicables, por lo que, con fundamento en los articulos 36, fraccion III, de la Ley Organica de la Administracion Publica Federal; 80, de la Ley de Vias Generales de Comunicacion; 11, fraccion II, 12, 24, 25, 26 y demas relativos de la Ley Federal de Telecomunicaciones, la Secretaria otorga al Concesionario la presente concesion para instalar, operar y explotar una red publica de telecomunicaciones, la que quedara sujeta a las siguientes

                                   CONDICIONES

                                Capitulo Primero.
                            Disposiciones generales.

1.       Definiciones y alcance de la concesion.

1.1. Definicion de terminos. En adicion a las definiciones contenidas en la Ley Federal de Telecomunicaciones, para los efectos del presente Titulo se entendera por:

         1.1.1. Concesion: la contenida en el presente Titulo para instalar, operar y explotar una red publica de telecomunicaciones;

         1.1.2. Ley: le Ley Federal de Telecomunicaciones, y

          1.1.3. Red: la red publica de telecomunicaciones objeto de la presente Concesion.

1.2. Servicios. El Concesionario se obliga a instalar, operar y explotar la Red y a prestar los servicios a que se refiere el o los anexos de presente Titulo, en los terminos y condiciones ahi indicados.

         El Concesionario podra prestar servicios adicionales a los comprendidos en el o los anexos de este Titulo previa autorizacion de la Secretaria. Al efecto, el Concesionario debera presentar solicitud, a satisfaccion de la Secretaria, que cumpla con los requisitos de articulo 24 de la Ley y demas disposiciones que resulten aplicables, sin perjuicio de que, de requerir concesiones sobre bandas de frecuencias del espectro radioelectrico, estas se otorgaran mediante el procedimiento de licitacion publica previsto por el articulo 14, asi como por los demas aplicables de la Ley.

         Para obtener la autorizacion mencionada en el parrafo anterior, el Concesionario debera estar al corriente en el cumplimiento de las obligaciones derivadas de las presente Concesion.

         En los terminos de articulo 33 de la Ley, el Concesionario podra prestar servicios de valor agregado, bastando que previamente los registre ante la Secretaria.

1.3. Modificacion de cobertura. Para que el Concesionario pueda ampliar o reducir el area de cobertura de la Red, requerira de la autorizacion previa de la Secretaria.

         La Secretaria autorizara al Concesionario la ampliacion o reduccion de la cobertura, en un plazo no mayor a 120 dias naturales contados a partir de la recepcion de la solicitud, siempre que el Concesionario se encuentre al corriente en el cumplimiento de las obligaciones derivadas de la presente Concesion.

1.4. Vigencia. La vigencia de esta Concesion sera de 30 anos contados a partir de la fecha de firma de este Titulo y podra ser prorrogada de acuerdo con lo senalado por el articulo 27 de la Ley.

1.5. Legislacion applicable. La instalacion, operacion y explotacion de la Red y de los servicios comprendidos en la presente Concesion deberan sujetarse a la Ley, a la Ley de Vias Generales de Comunicacion y a los tratados, leyes, reglamentos, decretos, normas oficiales mexicanas, acuerdos, circulares y demas disposiciones administrativas que expide la Secretaria, asi como a las condiciones establecidas en este Titulo.

         El Concesionario acepta que si los preceptos legales y las disposiciones administrativas a que se refiere el parrafo anterior y a las cuales queda sujeta esta Concesion, fueren derogados, modificados o adicionados, el Concesionario quedara sujeto a la nueva legislacion y disposiciones administrativas a partir de sue entrada en vigor.

1.6. Otras concesiones. La presente Concesion no confiere derechos de exclusividad al Concesionario, por lo que la Secretaria, dentro de la misma area geografica, podra otorgar otras concesiones a favor de terceras personas para instalar, operar o explotar una o mas redes publicas de telecomunicaciones, para que se presten servicios identicos
         o similares.

1.7. Cesion de derechos. El Concesionario podra ceder parcial o totalmente los derechos y obligaciones establecidos en la Concesion en los terminos de articulo 35 de la Ley.

1.8. Prestacion de los servicios a traves de filiales o subsidiarias. Previa autorizacion de la Secretaria, el Concesionario podra prestar los servicios comprendidos en esta Concesion a traves de empresas subsidiarias o filiales, pero, en todo momento, el Concesionario sera el unico responsible ante la Secretaria por las obligaciones derivadas de la presente Concesion.

1.9. Poderes o mandatos. En nigun caso el Concesionario podra otorgar poderes o mandatos generales para actos de administracion o de dominio con caracter de irrevocables que tengan por objeto o hagan posible al apoderado o mandatario el ejercicio de los derechos y obligaciones de la presente Concesion.

1.10. Gravamenes. Cuando el Concesionario constituya algun gravamen sobre la Concesion o los derechos derivados de ella, debera efectuar el registro a que se refiere el articulo 64 de la Ley, dentro de los 30 dias naturales siguientes a la fecha de su constitucion.

         El documento en que conste la garantia otorgada debera establecer, expresamente, que la ejecucion de la misma en ningun caso otorgara el caracter de concesionario al acreedor.

         Para que la Concesion le sea adjudicada al acreedor o a un tercero, se requerira que la Secretaria autorice la cesion de derechos en los terminos de articulo 35 de la Ley o bien, que obtenga concesion de conformidad con el articulo 24 del mismo ordenamiento, sin que en este ultimo caso se encuentren comprendidas bandas de frecuencias del espectro radioelectrico.

1.11. Nacionalidad. El Concesionario no tendra en relacion con esta Concesion mas derechos que los que las leyes mexicanas conceden a los mexicanos y, por consiguiente, la sociedad y sus socios extranjeros, en su caso, se comprometen a no pedir ni aceptar la intervencion diplomatica de algun pals extranjero, bajo la pena de perder, en beneficio de la nacion mexicana, todos los bienes y derechos que hubiesen adquirido para instalar, operar y explotar la Red.

1.12. Inversion neutral. En terminos de Titulo Quinto de la Ley de Inversion Extranjera, la inversion neutral no se computara para determinar el porcentaje de inversion extranjera en el capital social del Concesionario.

1.13. Empresas con participacion estatal de palses extranjeros. No se considerara como participacion accionaria de un gobierno o estado extranjero, la que realicen empresas con participacion estatal de palses extranjeros que no sean consideradas como autoridades por la legislacion interna del pals de origen, y que tengan personalidad juridica y patrimonio propios.

1.14. Suscripcion y enajenacion de acciones. El Concesionario se obliga a presentar a la Secretaria, a mas tardar el 30 de abril de cada ano, una relacion de sus diez principales accionistas y sus respectivos porcentajes de participacion, a la que acompanara la informacion que determine la Secretaria.

         En caso de cualquier supesto de suscripcion o enajenacion de acciones o partes sociales en un acto o sucesion de actos, que represente el diaz por ciento a mas del monto del capital social de la sociedad, se obliga a observar el regimen siguiente:

         1.14.1. El Concesionario debera dar aviso a la Secretaria de la intencion de los interesados en realizar la suscripcion o enajenacion de las acciones o partes sociales, debiendo acompanar el aviso con la informacion de las personas interesadas en adquirir las acciones o partes sociales;

         1.14.2. La Secretaria tendra un plazo de 90 dias naturales, contados a partir de los presentacion del aviso, para objetar por escrito y por causa justificada la operacion de que se trate, y

         1.14.3. Transcurrido dicho plazo sin que la operacion hubiere sido objetada por la Secretaria, se entendera aprobada.

         Solo las operaciones que no hubieren sido objetadas por la Secretaria podran, en su caso, inscribirse en el libro de registro de accionistas
         o socios de la persona moral, sin perjuicio de las autorizaciones que se requieran de otras autoridades conforme a las disposiciones aplicables. No se requerira presentar el aviso a que se refiere el numeral 1.14.1 anterior, cuando la suscripcion o enajenacion se refiera a acciones o partes sociales representatives de inversion neutral en terminos de la Ley de Inversion Extranjera, o cuando se trate de aumentos de capital que sean suscritos por los mismos accionistas, siempre que en este ultimo caso no se modifique la proporcion de la participacion de cada uno de ellos en el capital social.

         En caso de que el interesado en suscribir o adquirir las acciones o partes socials sea una persona moral, en el aviso al que se refiere la condicion 1.14.1 anterior, debera presentarse la informacion necesaria para que la Secretaria conozca la identidad de las personas fisicas que tengan intereses patrimoniales mayores al diez por ciento del capital de dicha persona moral.

         Esta condicion debera incluirse en los estatutos socialess asi como en los titulos o certificados que emita el Concesionario.

1.15. Capacitacion y desarrollo tecnologico. El Concesionario desarrollara programas de adiestramiento y capacitacion de su personal.

         Asimismo, el Concesionario debera llevar a cabo labores de investigacion y desarrollo en el pals, para lo cual podra coordinarse con el Instituto Mexicano de Comunicaciones u otras instituciones de investigacion y desarrollo tecnologico.

1.16. Designacion de responsable tecnico. El Concesionario se oblige a designer ante la Secretaria un responsable de funcionamiento tecnico de la Red, quien contara con las facultades de administracion necesarias para obligor al Concesionario ante la Secretaria con respecto a la operacion tecnica de la misma Red.

                                Capitulo Segundo.
                            Disposiciones aplicables
                                a los servicios.

2.1. Calidad de los servicios. El Concesionario se obliga a prestar los servicios comprendidos en esta Concesion en forma continua y eficiente, de conformidad con la legislacion applicable y los caracteristicas tecnicas establecidas en el presente Titulo y sus anexos.

         Asimismo, el Concesionario se obliga a instrumentar los mecanismos necesarios para poder llevar a cabo las reparaciones de la Red o las fallas en los servicios, dentro de las ocho horas habiles siguientes a la recepcion del reporte.

         El Concesionario buscara que los servicios comprendidos en la presente Concesion se presten con las mejores condiciones de precio, diversidad y calidad en beneficio de los usuarios, a fin de promover un desarrollo eficiente de las telecomunicaciones. Para ello, el Concesionario debera enviar a la Secretaria, dentro de los ciento veinte dias naturales siguientes a la fecha de firma de este Concesion, los estandares minimos de calidad de los servicios, sin perjuicio de que la Secretaria expida al efecto reglas de caracter general.

2.2 Interrupcion de los servicios. En el supuesto de que se interrumpa la prestacion de alguno de los servicios durante un periodo mayor a 72 horas consecutivas, contado a partir de la fecha establecida en el reporte respectivo, el Concesionario bonificara a los usuarios la parte de la cuota correspondiente al tiempo que dure la interrupcion.

2.3. Sistema de quejas y reparaciones. El Concesionario debera establecer un sistema para la recepcion de quejas y la reparacion de fallas.

         Mensualmente, el Concesionario debera elaborar un reporte que incluira la incidencia de fallas por tipo, las acciones correctivas adoptadas y las bonificaciones realizadas, mismo que estara a disposicion de la Secretaria.

         La Secretaria podra hacer del conocimiento publico dicha informacion conjuntamente con la de otros concesionarios que presten servicios similares en el pais o en la misma region.

2.4 Equipo de medicion y control de calidad. El Concesionario se obliga a tomar las medidas necesarias para asegurar la precision y confiabilidad de los equipos que utilice para la medicion de la calidad y de la facturacion de los servicios. Para estos efectos, el Concesionario debera efectuar pruebas de calibracion a sus equipos y proporcionar a la Secretaria, cuando esta lo requiera, los resultados de las mismas por trimester calendario y, en su caso, los documentos donde conste que se han realizado los ajustes correspondientes.

         Asimismo, el Concesionario debera mantener los registros de los equipos de medicion que la Secretaria determine.

2.5 Codigo de practicas comerciales. El Concesionario debera integrar, de conformidad con las reglas de caracter general que al efecto expida la Secretaria, un codigo de practicas comerciales en el que describire, en forma clara y concisa, los diferentes servicios que proporcione y la metodologia para aplicacion de las tarifas correspondientes. Una vez integrado dicho codigo, el Concesionario debera tenerlo disponible al publico en sus oficinas comerciales y, a solicitud de la Secretaria, publicara un extracto del mismo en uno de los diarios de mayor circulacion a nivel nacional.

2.6 Servicios de emergencia. El Concesionario debera poner a disposicion de la Secretaria, dentro de los seis meses siguientes a la expedicion del presente Titulo, un plan de acclones para prevenir la interrupcion de los servicios asi como para proporcionar servicios de emergencia, en casos fortuitos o de fuerza mayor.

         En la eventualidad de una emergencia y dentro de su area de cobertura, el Concesionario proporcionara los servicios indispensables que indique la Secretaria en forma gratuita solo por el tiempo y la proporcion que amerite la emergencia. El Concesionario debera dar aviso a la Secretaria de cualquier evento que repercuta en forma generalizada o significativa en el funcionamiento de la Red.

                                Capitulo Tercero.
                                    Tarifas.

3.1 Cobro indebido de tarifas. Si el Concesionario llegare a cobrar a los usuarios tarifas no registradas o distintas de las establecidas, en su caso, conforme a los articulos 61 y 63 de la Ley, debera reembolsar a los mismos la diferencia con respecto a la tarifas registradas o establecidas.

         Lo anterior, sin perjuicio de las sanciones que se impongan de conformidad con la Ley y demas disposiciones aplicables.

3.2 Prohibicion de subsidios cruzados. La Secretaria podra verificar en todo momento que las tarifas registradas no constituyen subsidios cruzados en terminos de articulo 62 de la Ley, para cuyo efecto el Concesionario debera proporcionar la informacion correspondiente dentro de los sesenta dias naturales siguilentes a la fecha en que reciba la solicitud de la Secretaria.

3.3 Facturacion. Los sistemas de facturacion de Concesionario deberan ser previamente aprobados por laSecretaria.

                                Capitulo Cuarto.
                           Verificacion e Informacion.

4.1 Sin perjuicio de les facultades de la Secretaria de requerir otra informacion al Concesionario en terminos del articulo 68 de la Ley, este debera entregar a la Secretaria, dentro de los ciento cincuenta dias neturales siguientes al cierre del ejercicio correspondiente:

         4.1.1. Los estados financieros auditados de su empresa desglosados por servicio y, en su caso, por area geografica;

         4.1.2. Una descripcion de los principales activos fijos que comprende la Red, de conformidad con los formatos que establezca la Secretaria, y

         4.1.3. Un informe sobre las acciones llevadas a cabo respecto de los programas de adiestramiento y capacitacion de su personal, asi como de las labores de investigacion y desarrollo en el pais, segun se establece en la condicion 1.15. de esta Concesion.

4.2. El Concesionario debera informar trimestralmente a la Secretaria sobre el avance del programa de expansion de la Red.

4.3. El Concesionario debera poner a disposicion de la Secretaria las informacion estadistica de trafico, enrutamiento, ocupacion, rendimiento u otros parametros de operacion generada por la Red, de conformidad con las disposiciones de caracter general que al efecto expida las Secretaria.

                                Capitulo Quinto.
                              Garantia de seriedad.

5. Flanza. El Concesionario establecera fianza en un plazo no mayor de 30 dias naturales contados a partir de la fecha de firma de esta Concesion con institucion autorizada por la cantidad de $ 5,000,000.00 M.N. (CINCO MILLONES DE PESOS), a favor de la Tesoreria de la Federacion, la que: a) se hara efectiva en caso de revocacion de la Concesion, y b) garantizara el pago de las sanciones pecuniarias que, en su caso, imponga la Secretaria. La garantia estare vigente durante el plazo de la Concesion.

         El monto de la garantia debera actualizarse anualmente confome al Indice Nacional de Precios al Consumidor o el indice que lo sustituya.

         La poliza en que se expida la fianza debera contener la declaracion expresa de que la institucion afianzadora acepta lo establecido en los articulos 95 y 118 de la Ley Federal de Instituciones de Fianzas en vigor y la renuncia a los beneficios de orden y excusion.

                                 Capitulo Sexto.
                           Jurisdiccion y competencia.

6. Para todo lo relativo a la interpretacion y cumplimiento del presente Titulo de Concesion, salvo lo que administrativamente corresponda resolver a la Secretaria, el Concesionario conviene en someterse a la jurisdiccion de los tribunales federales de la Ciudad de Mexico, Distrito Federal, renunciando al fuero que pudiere corresponderie en razon de su domicilio presente o futuro.

         Mexico, Distrito Federal, a los 17 dias de junio de 1996.

                   SECRETARIA DE COMUNICACIONES Y TRANSPORTES
                                  EL SECRETARIO




                              CARLOS RUIZ SACRISTAN




                  TELEFONIA INALAMBRICA DE NORTE, S.A. de C.V.




                               TOMAS MILMO SANTOS

Anexo A de Titulo de Concesion para instalar, operar y explotar una red publica de telecomunicaciones otorgado por el Gobierno Federal, por conducto de la Secretaria de Comunicaciones y Transportes, en favor de Telefonia Inalambrica del Norte, S.A. de C.V., con fecha 17 de junio de 1996.

A.1. Servicios comprendidos. En el presente anexo se encuentran comprendidos los siguientes servicios:

         A.1.1. La prestacion de cualquier servicio que implique emision, transmision o recepcion de signos, senales, escritos, imagenes, voz, sonidos o informacion de cualquier naturaleza a traves de su Red.

         A.1.2. La venta o arrendiamiento de capacidad de la Red para la emision, transmision o recepcion de signos, senales, escritos, imagenes, voz, sonidos o informacion de cualquier naturaleza.

         A.1.3. La comercializacion de la capacidad adquirida de otros concesionarios de redes publicas de telecomunicaciones con las que el Concesionario tenga celebrados los convenios correspondientes.

         A.1.4. La prestacion del servicio publico de telefonia basica de larga distancia nacional e internacional. De conformidad con el articulo septimo transitorio de la Ley, el Concesionario podra prestar el servicio publico de telefonia basica de larga distancia nacional e internacional a partir del 11 de agosto de 1996.

         De conformidad con los compromisos de cobertura de la Red senalados en el numeral A.4. siguiente, el Concesionario, como prestador del servicio publico de telefonia basica de larga distancia, no podra participar en el servicio de seleccion por presuscripcion del operador de larga distancia sino hasta el 10. de enero de 1998.

A.2. Servicios no comprendidos. So se encuentran comprendidos en los servicios a los que se refiere este anexo:

         A.2.1. Salvo los servicios indicados en el numeral A.1., los que requieran concesion sobre bandas de frecuencias del espectro radioelectrico para usos determinados;

         A.2.2. Los que requieran concesion para ocupar y explotar posiciones orbitales geoestacionarias y orbitas satelitales asignadas al pais;

         A.2.3.      Los que requieran concesion para operar un sistema de radio
                     o television abierta; y

         A.2.4. El servicio de television por cable y el de television restringida.

         Para prestar estos servicios el Concesionario debera obtener la concesion o la autorizacion respectiva.

A.3. Plazo para iniciar la explotacion de la Red. El Concesionario debera iniciar la explotacion de la Red, a mas tardar, al 31 de diciembre de 1997.

A.4. Compromisos de cobertura de la Red. El Concesionario se oblige a realizar con infrastructura propia y a tener en operacion los siguientes enlaces, a mas tardar en las fechas senaladas:

                        Enlace                               Medios                  Plazo Maximo
         Saltillo, Coah.-Monterrey, N.L.                     Fibra optica          Diciembre 31 de 1997
         Monterrey, N.L.-Nuevo Laredo, Tams.                 Fibra optica          Diciembre 31 de 1997
         Leon, Gto. San Luis Potosi, S.L.P.                  Fibra optica          Diciembre 31 de 1998
         Mexico D.F.-Cuernavaca, Mor.                        Fibra optica          Diciembre 31 de 1998
         Morelia Mich.- Acambaro, Gto.                       Cable coaxial         Diciembre 31 de 1999
         Gomez Palacio, Dgo.-Sn Pedro, Coah.                 Cable coaxial         Diciembre 31 de 1999
         Tehuacan, Pue.-Orizaba, Ver.                        Cable coaxial         Diciembre 31 de 1999
         Tuxtia Gtz., Chis.-Ocosingo, Chis.                  Cable coaxial         Diciembre 31 de 2000
         Guanajuato, Gto.-Dolores Hgo, Gto.                  Cable coaxial         Diciembre 31 de 2000



         El Concesionario se obliga a enlazar con infraestructura propia o arrendada, a mas tardar el 31 de diciembre del 2000 las sigulentes ciudades:

         Saltillo                        Con                   Gomez Palacio
         ChihuaGomez Palacio             Con                   Leon
         Leon                            Con                   Guanajuato
         Guanajuato                      Con                   Morelia
         Morelia                         Con                   Mexico, D.F.
         Mexico, D.F.                    Con                   Orizaba
         Orizaba                         Con                   Tuxtla Gutierrez

A.5. Especificaciones tecnicas de la Red. El Concesionario se obliga a instalar la Red cuando menos con las especificaciones tecnicas indicadas en el numeral 2.3.1.2. de su solicitud de concesion, del cual un resumen se agrega al presente anexo y forma parte integrante de esta Concesion.

A.6. Cobertura de los servicios. El Concesionario podra prestar los servicios comprendidos en esta Concesion en los sitios donde tiene autorizada cobertura con infraestructura propia y a nivel nacional utilizando capacidad de otras redes publicas de telecommunicaciones. El Concesionario podra prestar servicios interconectando su Red con redes extranjeras en los terminos del articulo 47 de la Ley.

A.7 Cableados urbanos. En caso de que el Concesionario pretenda instalar enlaces directos cableados no conmutados en zonas urbanas, debera presentar la solicitud correspondiente en los terminos de la condicion
         1.3 del presente Titulo, en el entendido de que, en estos casos, la Secretaria resolvera lo conducente en un plazo de veinte dias naturales contados a partir de la recepcion de la solicitud.


          RESUMEN DE LAS ESPECIFICACIONES TECNICAS DEL PROYECTO DE RED
             PUBLICA DE TELECOMUNICACIONES INTERESTATAL DE TELEFONIA
                       INALAMBRICA DEL NORTE, S.A. DE C.V.


Transmision

El plan de Transmision estara basado en anillos de alta velocidad interregional que integraran las centrales de conmutacion de cada una de las regiones de numeracion, y provseran la red de transporte y transmision nacional de la Red, asi como la conexion hacia las redes internacionales.

Su protocolo de comunicacion sera bajo los estandares de la Norma Bellcore TR-NWT-000253, la cual es compatible con las recomendaciones de la Union Internacional de Telecomunicaciones.


Conmutacion

La red contara, cuando menos con lo siguiente:

Centrales de conmutacion con funcion de Puerto Internacional de Intercambio de trafico, el cual enrutara el trafico de llamadas de la Red de Larga Distancia TELINOR con las redes internacionales de telefonia.

Centrales con funcion de Punto de Transferencia de Senalizacion, ya sea para conmutacion nacional y/o regional, y cuya caracteristica sera el enrutamiento del trafico de voz a traves de los anillos de la Red de Larga Distancia TELINOR, tanto para trafico interregional como internacional.

Senalizacion

La Red estara basada en el sistema de senalizacion No. 7 (SS7), debera contar con una estructura de senalizacion eficiente que cumpla con los estandares internacionales, y asegure la correcta operacion de la Red TELINOR y permita mediante su protocolo de senalizacion de Parte de Usuario de Servicios Integrados (ISUP), el ofrecer a los usuarios servicios avanzados de red inteligente.

En la totalidad de la Red TELINOR se manejara el protocolo de senalizacion de PARTE del USUARIO de SERVICIOS INTEGRADOS (ISUP), del sistema de senalizacion SS7.

En lo que respecta a la interconexion con otros operadores, tambien se solicitara la implementacion de senalizacion No. 7, usando igualmente el protocolo ISUP.

Tambien sera posible realizar la interconexion en la frontera por medio del metodo de senalizacion por registro (R2), en aquellos puntos los cuales NO sea posible entregar an primer termino la senalizacion No. 7 por el otro operador.


Sincronizacion

El sistema de sincronizacion que sera usado por TELINOR para su transmision, conmutacion y facilidades de SS7 alcanzara o excedera los objetivos de rendimiento para redes digitales de un SLIP o menos por cada cinco horas, como lo especifica BELLCORE (TA-NPL-000436).

La red TELINOR requerira sincronizacion de reloj punto-a-punto para su correcta operacion, esto requerira que todos los relojes usados en cualquier equipo dentro de la red seran controlados por una unica fuente de referencia de reloj maestro.